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                                                                       Exhibit 5
                              GROVER T. WICKERSHAM
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                        430 CAMBRIDGE AVENUE, SUITE 100
                                 PALO ALTO, CALIFORNIA 94306
GROVER T. WICKERSHAM      TELEPHONE: (650) 323-6400            E-Mail Address:
DEBRA K. WEINER               FAX: (650) 323-1108              debbie@gtwlaw.com


                                August 31, 2001

Irvine Sensors Corporation
3001 Redhill Boulevard, Building III
Costa Mesa, CA 92626

     Re: Registration Statement on Form S-8

Gentlemen:

     We refer to an aggregate of 6,500,000 shares of Common Stock, par value $0.01 per share, of Irvine Sensors Corporation, a Delaware corporation (the "Company"), which are the subject of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") on or about August 31, 2001. The shares of Common Stock (the "Shares") subject to the Registration Statement are to be issued under the Irvine Sensors Corporation 2001 Compensation Plan (the "Compensation Plan"), the 2001 Stock Option Plan (the "2001 Plan") and the 2000 Non-Qualified Stock Option Plan (the "2000 Plan") or collectively, the "Employee Benefit Plans."

     We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have determined relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon our examination mentioned above, we are of the opinion that the Shares have been validly authorized for issuance and, when such Shares have been issued and sold pursuant to the applicable provisions of the Employee Benefit Plans and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing on the cover of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

                                    Very truly yours,

                                    /s/ Grover T. Wickersham, P.C.

                                    Grover T. Wickersham, P.C.